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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 33-40208, File No. 33-63958, File No. 33-53589, File No. 33-57575, File No. 33-46901 and File No. 33-41363) of
International Rectifier Corporation of our report dated July 27, 1999, except for Note 9, as to which the date is September 14, 1999, relating to the financial statements and financial statement schedule which appears in this Form 10-K.

                                          /s/ PRICEWATERHOUSECOOPERS LLP
                                          --------------------------------------
                                          PricewaterhouseCoopers LLP

Los Angeles, California
September 23, 1999